UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

W.W. Grainger, Inc.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vote in Person at the Meeting* April 26, 2023 10:00 AM CDT 100 Grainger Parkway Lake Forest, IL 60045 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V00909-P86444 W.W. GRAINGER, INC. 100 GRAINGER PARKWAY LAKE FOREST, IL 60045 Your Vote Counts! W.W. GRAINGER, INC. 2023 Annual Meeting Vote by April 25, 2023 11:59 PM ET You invested in W.W. GRAINGER, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 26, 2023. Get informed before you vote View the Notice & Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 12, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V00910-P86444 1 Year 1. Election of Directors Nominees: 1c. Katherine D. Jaspon 1a. Rodney C. Adkins 1d. Stuart L. Levenick 1b. V. Ann Hailey 1e. D.G. Macpherson 1f. Neil S. Novich 1g. Beatriz R. Perez 1h. E. Scott Santi 1i. Susan Slavik Williams 1j. Lucas E. Watson 1k. Steven A. White 2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2023. 3. Say on Pay proposal to approve on a non-binding advisory basis the compensation of W.W. Grainger, Inc.’s Named Executive Officers. For For For For For For For For For For For For For 4. Say When on Pay proposal to select on a non-binding advisory basis the frequency of the advisory vote on compensation of W.W. Grainger, Inc.’s Named Executive Officers. NOTE: In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.